UNITED STATES OF AMERICA

                                   before the

                         SECURITIES AND EXCHANGE COMMISSION

In the Matter of

                                                     Quarterly
The Connecticut Light and Power Company            Certificate as
Western Massachusetts Electric  Company                to Partial
                                                   Consummation of
                                                Transaction $500 Million
                                                 Revolving
                                                Credit Agreement

Berlin, Connecticut

File No. 70-8875

(Public Utility Holding Company Act of 1935)


Pursuant to the Public Utility Holding Company Act of 1935 and Rule 24(a) thereunder, The Connecticut Light and Power Company and Western Massachusetts Electric Company hereby certify that they maintain a $500 Million Revolving Credit Agreement dated November 19, 1999 with Citibank, N.A. as
Administrative Agent.

As of March 31, 2000, The Connecticut Light and Power Company had $0 outstanding and Western Massachusetts Electric Company had $98,000,000 outstanding on this facility.

Dated: March 31, 2000

Northeast Utilities



/s/Randy A. Shoop
Assistant Treasurer - Finance